            Amended and Restated Limited Liability Company Agreement

                                       for

                           Chandler Wind Partners, LLC

                      A Delaware Limited Liability Company

This AMENDED AND RESTATED Limited Liability COMPANY AGREEMENT (this "Agreement")
for Chandler Wind Partners, LLC (the "Company") dated as of January 16, 2001, is entered into and made effective by Cinergy  Global  Chandler I, Inc., a Delaware corporation  ("Member"),  as of  the  Effective  Date,  with  reference  to  the following facts:

A. Chandler Wind Partners, LLC is a Delaware limited liability company formed by
FORAS Energy,  Inc.  (sometimes  referred to as "Initial  Member") by filing its
Certificate  of Formation  with the  Secretary of State of Delaware on March 19,
1998. This Agreement is an amendment to and restatement of the Limited Liability
Company  Operating  Agreement of Chandler Wind  Partners,  LLC,  effective as of
September 25, 1998 (the "Initial Limited Liability Company Agreement");

B. Member now wishes to replace the Initial Limited  Liability Company Agreement in its entirety by entering into this Agreement to provide for the governance of the Company and the conduct of its business as a limited liability company. This
Agreement shall be considered the "Limited  Liability Company  Agreement" of the
Company within the meaning of Section 18-101(7) of the Act.

NOW  THEREFORE,  the  Initial  Limited  Liability  Company  Agreement  is wholly replaced and  superseded  by this  Agreement in its entirety and this  Agreement shall read as follows:

1. Definitions

Capitalized  terms used in this Agreement  shall have the meanings  respectively given  thereto in this Section 1 or elsewhere in this  Agreement and when not so defined shall have the meanings set forth in the Act.

"Act" means the Delaware Limited  Liability  Company Act, 6 Del.  C.ss.18-101 et
seq., as amended from time to time.

"Affiliate"  means, with respect to any Member,  any person:  (i) that owns more than 5 % of the voting interests in the Member; or (ii) in which the Member owns more  than 5% of the  voting  interests;  or (iii) in which  more than 5% of the voting  interests are owned by a Person who has a  relationship  with the Member described in clause (i) or (ii) above.

"Agreement"  means this Amended and Restated Limited Liability Company Agreement
for Chandler Wind Partners, LLC as may be amended from time to time.

"Capital  Account"  means the  account to be  maintained  by the  Company on the
Company's books and records for each Member in accordance with Section 3.6.

"Capital  Contribution"  means, with respect to any Member,  the total amount of cash and the  Gross  Asset  Value of any  other  assets  contributed  or  deemed contributed  to the  Company  by the Code (net of  liabilities  secured  by such contributed  property  that the Company is considered to assume or take "subject to" under Code Section 752) or services  rendered or a promissory  note or other binding  obligation  to  contribute  cash or  assets or to  render  services  as permitted under the Act in  consideration  of Membership  Rights held by such. A
Capital Contribution shall not be deemed a loan.

"Capital  Proceeds"  means the gross  receipts  received by the  Company  from a
Capital Transaction.

"Capital Transaction" means any transaction other than in the ordinary course of business which results in the Company's  receipt of cash or other  consideration other than Capital  Contributions,  including,  without limitation,  proceeds of sales or exchanges or other  dispositions of property other than in the ordinary course of  business,  financings,  refinancings,  condemnations,  recoveries  of damage awards and insurance proceeds.

"Cash  Flow"  means  all cash  funds  derived  from  operations  of the  Company
(including  interest  received on reserves),  without reduction for any non-cash charges,  but less cash funds used to pay current operating  expenses and to pay or establish  reasonable  reserves for future expenses,  debt payments,  capital improvements,  and  replacements as determined by the Managers.  Cash Flow shall include net proceeds from all sales,  refinancings,  and other  dispositions  of
Company  property  that the  Managers  deem in excess of the  amount  reasonably necessary for the  operating  requirements  of the Company.  Cash Flow shall not include Capital  Proceeds but shall be increased by the reduction of any reserve previously established.

"Certificate  of Formation"  means the  Certificate  of Formation of the Company filed with the Secretary of State of Delaware in accordance  with the Act by the
Initial Member on March 19, 1998.

"Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

"Company"  means  Chandler  Wind  Partners,  LLC, a Delaware  limited  liability company.

"Company  Assets"  means  all the  direct  and  indirect  interests  in real and personal  property owned by the company from time to time and shall include both tangible and intangible property (including cash).

"Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization,  or other cost  recovery  deduction  allowable  with respect to an asset for such  Fiscal  Year,  except  that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year,  Depreciation shall be an amount which bears the same ratio to such  beginning  Gross Asset Value as the  federal  income tax  depreciation, amortization,  or other cost  recovery  deduction  for such Fiscal Year bears to such beginning adjusted tax basis;  provided however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross
Asset Value using any reasonable method selected by the Members.

"Effective Date" is January 16, 2001.

"EWG" means an exempt wholesale  generator as such term is defined in Section 32 of PUHCA, as added by Section 711 of the Energy Policy Act of 1992.

"Fiscal Year" shall have the meaning given in Section 2.7.

"Gross Asset Value" means with respect to any asset,  the asset's adjusted basis for federal income tax purposes, except as follows:

     (i)  The initial Gross Asset Value of any item of property  contributed  by
          Member to the  Company  shall be the gross fair  market  value of such asset, as mutually agreed by the contributing Member and the Company;

     (ii) The Gross  Asset  Values of all  Company  Assets  shall be adjusted to equal their  respective  gross fair market values (taking Code Section
          7701(g)  into  account)  in   accordance   with   Regulation   Section
          1.704-1(b)(2)(iv)(f)  and  as  determined  by  the  Members  as of the following times: (a) the acquisition of an additional  interest in the
          Company by any new or existing  Member in exchange  for more than a de minimis Capital Contribution; (b) the distribution by the Company to a
          Member  of more  than a de  minimis  amount  of  Company  property  as consideration for an interest in the Company;  and (c) the liquidation
          of  the   Company   within   the   meaning   of   Regulation   Section
          1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses
          (a) and (b) of  this  paragraph  shall  be  made  only if the  Members reasonably  determine that such adjustment is necessary to reflect the relative Interests of the Members in the Company;

     (iii)The Gross Asset  Value of any item of Company  Assets  distributed  to any Member  shall be  adjusted  to equal the gross fair  market  value
          (taking Code Section  7701(g) into  account) of such asset on the date of  distribution  as mutually  agreed by the receiving  Member and the
          Company; and

     (iv) The Gross  Asset  Values of  Company  Assets  shall be  increased  (or decreased) to reflect any  adjustments  to the adjusted  basis of such assets  pursuant  to  Code  Section  732 or Code  Section  734 or Code
          Section 743,  subject to the  limitations  imposed by Code Section 755 and only to the extent that such adjustments are taken into account in
          determining   Capital   Accounts   pursuant  to   Regulation   Section
          1.704-1(b)(2)(iv)(m)  and  subparagraph  (e) of the definition of "Net
          Profits" or "Net Losses";  provided,  however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an  adjustment  pursuant  to  subparagraph  (ii) is  required  in connection  with a  transaction  that  would  otherwise  result  in an adjustment pursuant to this subparagraph (iv).

          If the Gross Asset Value of an asset has been  determined  or adjusted pursuant to  subparagraph  (ii) or (iv),  such Gross Asset Value shall thereafter  be adjusted by the  Depreciation  taken into  account with respect to such asset, for purposes of computing Profits and Losses.

"Initial Member" means FORAS Energy, Inc.

"Interest"  means an Interest  Holder's  share of the Profits and Losses of, and the right to receive  distributions  from the Company,  but does not include any other rights of a Member including,  without limitation, the right to vote or to participate in management,  or any right to information  concerning the business and affairs of the Company.

"Interest Holder" means any Person who holds an Interest, whether as a Member or as an assignee of a Member who has not been admitted to the Company as a Member.

"Involuntary  Withdrawal"  means, with respect to any Member,  the occurrence of any of the following events;

     (i)  the Member makes an assignment for the benefit of creditors;

     (ii) the Member files a voluntary petition of bankruptcy;

     (iii)the  Member is  adjudged  bankrupt  or  insolvent  or there is entered against the Member an order for relief in any bankruptcy or insolvency proceeding;

     (iv) the  Member  files a  petition  or answer  seeking  for the Member any reorganization,  arrangement, composition, readjustment,  liquidation, dissolution, or similar relief under any statute, law, or regulation;

     (v)  the Member seeks,  consents to, or acquiesces in the  appointment of a trustee,  receiver,  or  liquidator  of  the  Member  or of all or any substantial part of the Member's properties;

     (vi) the Member files an answer or other  pleading  admitting or failing to contest  the  material  allegations  of a petition  filed  against the
          Member in any proceeding described in Subsections (i) through (v);

     (vii)within one hundred  twenty days (120) days of any  proceeding  against
          the   Member   seeking   reorganization,   arrangement,   composition,
          readjustment,  liquidation,  dissolution,  or similar relief under any statute,  law, or regulation if the proceeding has not been dismissed, or  within  ninety  (90)  days  after the  appointment  of a  trustee, receiver,  or liquidator for the Member or all or any substantial part
          of  the  Member's   properties   without  the  Member's  agreement  or
          acquiescence,  which  appointment is not vacated or stayed,  or if the appointment  is stayed,  for ninety (90) days after the  expiration of the stay which period the appointment is not vacated;

     (viii) if the Member is an individual,  the Member's death or  adjudication by a court of  competent  jurisdiction  as  incompetent  to manage the
          Member's person or property;

     (ix) if the  Member is acting as a Member by virtue of being a trustee of a trust, the termination of the trust;

     (x)  if the Member is a partnership or another limited  liability  company, the dissolution  and  commencement of winding up of the partnership or limited liability company;

     (xi) if the Member is a corporation,  the dissolution of the corporation or the revocation of its charter; or

     (xii)if the Member is an estate,  the  distribution by the fiduciary of the estate's entire interest in the limited liability company.

"Manager(s)" is the Person(s)  designated as such in Article 5 of this Agreement or who is later elected as a Manager pursuant to the terms of this Agreement.

"Member" means Cinergy Global  Chandler I, Inc. and any Person who  subsequently is  admitted  as a Member of the  Company in  accordance  with the terms of this
Agreement.

"Membership  Interest"  means the entire  ownership  interest of a Member in the
Company at any particular time, including without limitation: (i) interest, (ii)
right to inspect the Company's books and records; and (iii) right to participate in the management of and vote on matters coming before the Company.

"Minimum  Gain" of the Company,  as provided in Regulation  Section  1.704-2(d), means the total amount of gain the Company would realize for federal  income tax purposes if it disposed of all assets  subject to their  respective  nonrecourse liabilities for no consideration other than the full satisfaction thereof.

"Negative  Capital  Account" means a Capital Account with a balance of less than zero.

"Nonrecourse  Deduction"  has  the  meaning  set  forth  in  Regulation  Section
1.704-2(b)(1).  The amount of  Nonrecourse  deductions for a Company fiscal year equals the net increase in the amount of Company Minimum Gain during that fiscal year,  reduced (but not below zero) by the aggregate amount of any distributions during  that  fiscal  year of  proceeds  of a  Nonrecourse  Liability  that  are allocable to an increase in Company Minimum Gain.

"Nonrecourse  Liability"  has  the  meaning  set  forth  in  Regulation  Section
1.752-1(a)(2).

"Percentage"  means, as to a Member, the percentage set forth after the Member's name on Exhibit A of this Agreement,  as amended from time to time, and as to an
Interest  Holder who is not a Member,  the Percentage of the Member(s)  Interest
that has been  acquired  by such  Interest  Holder,  to the extent the  Interest
Holder has succeeded to that Member's Interest.

"Person" means an individual,  partnership,  limited partnership, trust, estate, association,  corporation,  limited liability company, or other entity,  whether domestic or foreign.

"Positive  Capital  Account" means a Capital Account with a balance greater than zero.

"Profit"  and  "Loss"  means,  for each  Fiscal  Year of the  Company  (or other period),  an amount equal to the Company's  taxable income or loss determined in accordance  with Code Section  703(a)(for  this  purposes,  all items of income, gain,  loss or  deduction  required  to be stated  separately  pursuant  to Code
Section  703(a)(1)  shall be  included  in  taxable  income or  loss),  with the following adjustments:

     (i)  any tax exempt  income of the Company  shall be included in  computing
          Profit and Loss;

     (ii) any expenditures of the Company described in Code Section 705(a)(2)(B)
          (or    treated    as   such    pursuant    to    Regulation    Section
          1.704-1(b)(2)(iv)(i))   and  not  otherwise   taken  into  account  in
          computing Profit or Loss, shall be subtracted from Profit or Loss;

     (iii)gain or Loss  resulting  from any  disposition  of any Company  Assets where such gain or Loss is recognized  for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company
          Assets disposed of notwithstanding that the adjusted tax basis of such
          Company Assets differs from its Gross Asset Value;

     (iv) in lieu of the  depreciation,  amortization  and other  cost  recovery deductions  taken into  account in computing  such  taxable  income or loss,  there shall be taken into account  Depreciation for such Fiscal
          Year;

     (v)  if the  Gross  Asset  Value  of  any  Company  Asset  is  adjusted  in accordance with subparagraphs (ii) or (iii) of the definition thereof, the  amount of such  adjustment  shall be taken  into  account  in the taxable year of such  adjustment as gain or loss from the  disposition of such asset for the purposes of computing Profit of Loss; and

     (vi) notwithstanding any other provision of this definition, any items that are specially  allocated  pursuant to Section 4.2.2 shall not be taken into account in computing Profit and Loss.

"PUHCA" means the Public Utility  Holding  Company Act of 1935 and all rules and regulations adopted thereunder.

"Regulation"   means  the  income  tax  regulations,   including  any  temporary
regulations, from time to time promulgated under the Code.

"Secretary of State" means the Secretary of State of the State of Delaware.

"Transfer"  means,  with respect to any Interest or  Membership  Interest in the
Company, a sale, conveyance,  exchange,  assignment,  pledge,  encumbrance gift, bequest,  hypothecation  or other  transfer or  disposition  by any other means, whether  for  value  or no  value  and  whether  voluntary  or  involuntary.  2.
Organizational Matters

2.1 Organization

     The Initial  Member has filed a Certificate  of Formation for Chandler Wind
     Partners, LLC, a Delaware limited liability company, on March 19, 1998, and the Company was  registered  to do business  under the laws of the State of
     Minnesota  on March 24, 1998.  Member has  acquired  all of the  Membership
     Interest of the Initial Member by way of Transfer.  Following  execution of this Agreement, the Managers shall cause an amendment to the Certificate of
     Formation,  in the form attached to this  Agreement as Exhibit B (which may be executed by any one of the Managers),  to be filed with the Secretary of
     State.  The Managers shall also cause to be made, on behalf of the Company, such additional  filings and recordings in such other states as the Members shall deem necessary or advisable.

2.2 Name

     The name of the Company  shall  remain  Chandler  Wind  Partners,  LLC. The
     Company may do  business  under that name and under any other name or names approved by the Members.

2.3 Business

     The Company may engage in any business or projects  relating to wind energy
     generation   including   the   development,   construction,   installation,
     ownership,   operation,   maintenance   and   management  of   wind-powered
     electricity  generating  plant  and to  undertake  any and  all  activities related or incident thereto.

2.4 Term

     The  term of the  Company  commenced  as of the date of the  filing  of the
     Certificate  of Formation  and shall  continue on a perpetual  basis unless dissolved pursuant to Article 7 of this Agreement.

2.5 Registered Office and Agent

     The  registered  agent of the  Company  is CT  Corporation  Trust  Company,
     Corporation Trust Center, 1209 Orange Street,  Wilmington,  Delaware 19801,
     or such other agent as determined by the Managers.  The principal  business office  of the  company  shall  be  located  at  139  East  Fourth  Street,
     Cincinnati,  Ohio  45202,  or  such  other  location  as the  Managers  may determine.

2.6 Members

     The name,  present mailing address,  taxpayer  identification  number,  and
     Percentage  of each of the  Members  are set forth on  Exhibit  A  attached hereto.  The Managers shall amend Exhibit A each and every time a Member is admitted  or ceases to be a Member  or when the  Percentage  of a Member is increased or decreased.

2.7 Fiscal Year

     The  Fiscal  Year of the  Company  shall  begin on  January  1st and end on
     December  31st.  The Company shall have the same fiscal year for accounting and for income tax purposes.

3. Members; Capital and Capital Accounts

3.1 Capital Contributions

     The Member shall not be required to make a Capital Contribution.

3.2 Additional Capital Contributions

     The  Members  shall  not  be  required  to  make  any  additional   Capital
     Contributions.

3.3 No Interest on Capital Contributions

     The Company shall not pay any interest on Capital Contributions.

3.4 Return of Capital Contributions

     Except as otherwise provided in this Agreement, neither the Members nor any
     Interest  Holder  shall have the right to receive the return of any Capital
     Contribution except upon dissolution of the Company.

3.5 [Intentionally Left Blank]

3.6 Capital Accounts

     3.6.1 A separate  Capital  Account shall be maintained  for each Member and each Interest Holder.

     3.6.2 An Interest  Holder's  Capital  Account  shall be increased  with the
     Interest  Holder's  Capital  Contributions,   the  amount  of  any  Company
     liabilities assumed by the Interest Holder (or which are secured by Company property  distributed  to  the  Interest  Holder),  the  Interest  Holder's
     distributive  share of Profit  and any item in the nature of income or gain specially  allocated to such Interest  Holder pursuant to the provisions of
     Section 4; and

     3.6.3 An Interest  Holder's  Capital  Account  shall be decreased  with the amount  of  money  and  the  Gross  Asset  Value  of any  Company  property distributed to the Interest  Holder,  the amount of any  liabilities of the
     Interest  Holder  assumed by the  Company (or which are secured by property contributed by the Interest Holder to the Company),  the interest  Holder's distributive  share of Loss,  and any item in the  nature  of  expenses  or
     losses  specially   allocated  to  the  Interest  Holder  pursuant  to  the
     provisions of Section 4.

     3.6.4  If any  Interest  is  transferred  pursuant  to the  terms  of  this
     Agreement,  the  transferee  shall  succeed to the  Capital  Account of the transferor  to the  extent  the  Capital  Account  is  attributable  to the transferred Interest.

     3.6.5 If the Gross  Asset Value of Company  Assets is adjusted  pursuant to
     Section 3.6.6,  the Capital Account of each Member or Interest Holder shall be adjusted to reflect the  aggregate  adjustment  in the same manner as if the  Company  had  recognized  gain or Loss  equal  to the  amount  of such aggregate adjustment.

     3.6.6 It is intended  that the Capital  Accounts  of all  Interest  Holders shall be maintained in compliance with the provisions of Regulation Section
     1.704-1(b)(2)(iv),  and all  provisions of this  Agreement  relating to the maintenance  of Capital  Accounts  shall be  interpreted  and  applied in a manner consistent with that Regulation.

3.7 Loans and Other Business Transactions

     Any Member may, at any time,  make or cause to be made a non-recourse  loan to the  Company  in any  amount  and on those  terms  upon which the Member making  such  non-recourse  loan and the  Company  may  agree  in  writing.
     Acceptance  by the Company of any such Loan  provided by a Member  requires the prior  unanimous  consent of the Members.  Any Member may also transact other business,  subject to the requirement provided in Section 5.3.4, with the Company and be an employee  or  independent  contractor  of the Company and,  in doing so, it shall have the same rights and be subject to the same obligations  arising out of any such business  transaction or employment or consultant  relationship,  as  would be  enjoyed  by and  imposed  upon any
     Person,  not a Member,  engaged in a similar business  transaction with the
     Company. 4. Allocations of Profit and Loss and Distributions

4.1 Distributions of Cash Flow

     Except as otherwise provided in Section 4.7.1 with respect to distributions upon  liquidation  of the  Company,  Cash Flow for each  Fiscal Year of the
     Company shall be distributed to the Interest Holders in proportion to their
     Percentages at such time or times and in such  aggregate  amounts as may be determined by the Managers. Cash Flow, other than revenues or proceeds from a  Capital  Transaction  or  the  dissolution  of  the  Company,  shall  be distributed as soon as practicable following a Manager's determination that such cash is available for  distribution.  The Members  acknowledge that no assurances  can be given with  respect to when or whether such cash will be available for distributions to the Members.

4.2 Allocations of Profits and Losses

     4.2.1 General. Except as otherwise provided in this Section 4.2, Profit and
     Loss of the  Company  shall be  allocated  among the  Interest  Holders  as follows:

     4.2.1.1  Profit and Loss of the Company  shall be allocated to the Interest
     Holders in proportion to their respective Percentages.

     4.2.1.2 In accordance with the provisions of Regulation Section 1.704-2(i), each item of an Interest Holder's Nonrecourse  Deduction shall be allocated among the Interest  Holders in proportion to the economic risk of loss that the Interest Holder bears with respect to the nonrecourse  liability of the
     Company to which such item of an Interest Holder's Nonrecourse Deduction is attributable.

     4.2.2 Allocation  Adjustments Required to Comply with Section 704(b) of the
     Code

     4.2.2.1 Limitation on Allocation of Loss.  Notwithstanding Section 4.2.1.1,
     there  shall be no  allocation  of Loss to any  Interest  Holder that would create or  increase a deficit  balance in such  Interest  Holder's  Capital
     Account unless such allocation  would be treated as valued under Regulation
     Section 1.704-1(b)(1)(i).  Any Loss that cannot be allocated to an Interest
     Holder pursuant to the preceding sentence shall be reallocated to the other
     Interest Holders in proportion to their Percentages.

     4.2.2.2 Qualified Income Offset. Notwithstanding Section 4.2.1.1, if in any
     taxable  year an Interest  Holder  receives (or is  reasonably  expected to receive) a  distribution,  or an  allocation or adjustment to such Interest
     Holder's   Capital   Account,   in  accordance  with   Regulation   Section
     1.704-1(b)(2)(ii)(d)(4),  (5) and (6),  that  creates or  increases  (or is reasonably  expected  to create or  increase)  a  deficit  balance  in such interest Holder's Capital Account, there shall be allocated to the Interest
     Holder such items of Company income or gain as are necessary to satisfy the
     requirements  of  a  "qualified   income  offset"  within  the  meaning  of
     Regulation Section 1.704-1(b)(2)(ii)(d)(3).

     4.2.2.3  Minimum  Gain  Chargeback.  Notwithstanding  Section  4.2.1,  this
     Section  4.2.2.3  hereby   incorporates  by  reference  the  "minimum  gain
     chargeback"  provisions of Regulation  Section  1.704-2(f)  and (i)(4).  In
     general,  upon a reduction of the  Company's  Minimum  Gain,  the preceding sentence shall require that items of income and gain be allocated among the
     Interest Holders in a manner that reverses prior allocations of Nonrecourse
     Deductions and Interest Holder Nonrecourse Deductions as well as reductions
     in  the  Interest   Holders'  Capital  Account   balances   resulting  from
     distributions that, notwithstanding Section 4.6, are allocable to increases in the Company's Minimum Gain.  Subject to the provisions of Section 704 of the Code and the regulations  thereunder,  if the Managers determine at any time that  operation of such "minimum gain  chargeback"  provisions  likely will not achieve such a reversal by the  conclusion of the  liquidation  of the company,  the Managers shall adjust the  allocation  provisions of this
     Section 4.2.2 as necessary to accomplish this result.

          4.2.2.4 Allocations Subsequent to Certain Allocation Adjustments.

               Any special  allocations  of items of Profit or Loss  pursuant to
               Sections 4.2.2.1,  4.2.2.2 or 4.2.2.3 shall be taken into account in computing subsequent  allocations pursuant to Section 4.2.1 so that,  for  each  Interest  Holder,  the net  amount  of any such special allocations and all allocations pursuant to Section 4.2.1 shall,  to the extent  possible  and taking  into  account  prior allocations pursuant to Section 4.2.7, be equal to the net amount that would have been allocated to such Interest  Holder  pursuant to Section 4.2.1 without application of Sections 4.2.2.1, 4.2.2.2 or 4.2.2.3.

          4.2.3 Book - Tax Accounting Disparities

               If the Company  Assets are  reflected in the Capital  Accounts of the Interest Holders at a Gross Asset Value that differs from the adjusted  tax  basis  of  such  property  (whether  because  such property was  contributed to the Company by an Interest Holder or because  of  a  revaluation  of  the  Interest  Holders'  Capital
               Accounts under  Regulation  Section  1.704-1(b)),  allocations of depreciation,  amortization, income, gain or loss with respect to such  property  shall be made  among the  Interest  Holders  in a manner which takes such  difference  into  account in  accordance with Code Section 704(c) and Regulation  Section1.704-3(d)  using the remedial method.

          4.2.4 Allocation in Event of Transfer

               If an Interest is  Transferred,  in compliance  with Section 6.1, allocations  of the Company's  Profit and Loss may be made by any method that is selected by the Managers  and that is  permissible under Section 706 of the Code.

          4.2.5 Adjustments to Capital Accounts for Distributions of Property

               If  property  distributed  in kind is  reflected  in the  Capital
               Accounts  of the  Interest  Holders at a Gross  Asset  Value that differs from the fair market  value of such  property on the date of  distribution,  the  difference  shall be treated as Profit or
               Loss on the sale of the  property  and shall be  allocated to the
               Interest Holder who received such distribution.

          4.2.6 Tax Credits and Similar Items.

               Any tax  credits  or  similar  items not  allocable  pursuant  to
               Sections  4.2.1  through 4.2.5 shall be allocated to the Interest
               Holders   in   proportion   to  their   respective   Percentages.
               Notwithstanding the preceding sentence, Company expenditures that give rise to tax credits  attributable to such expenditures shall
               be   allocated   in   accordance    with    Regulation    Section
               1.704-1(b)(4)(ii).

          4.2.7 Reallocation of Losses Related to Excess Distributions

               If, as a result of an Interest Holder receiving a distribution of cash or  property  that it is  required  to  return  because  the distribution  was not  authorized by this  Agreement,  Loss which otherwise  would have been  allocated to the Interest  Holder was allocated  to  one or  more  other  Interest  Holders  (and  such allocation  has not been reversed  pursuant to Section  4.2.2.4), then  subsequent  profit  and  Loss  shall  be  allocated  to the
               Interest  Holder  and to the  other  Interest  Holders  so as, in connection  with the  return  of such  cash or  property  (to the extent of the value  thereof),  to effect a reallocation  of such
               Loss to the Interest Holder.

4.3 Modifications to Preserve Underlying Economic Objectives

          If in the opinion of counsel to the Company,  there is a change in the
          Federal income tax law (including the Code as well as the regulations, rulings,  and  administrative  practices  thereunder)  which  makes it necessary  or  prudent  to modify the  allocation  provisions  of this
          Section 4 in order to preserve the underlying  economic  objectives of the Members as reflected in this  Agreement,  the Managers  shall make the minimum modification necessary to achieve such purpose.

4.4 Withholding Taxes

          The Company shall withhold taxes from distributions to and allocations among,  the Interest  Holders to the extent required by law. Except as otherwise  provided in this Section  4.4,  any amount  withheld by the
          Company  with  regard  to an  Interest  Holder  shall be  treated  for purposes of this Agreement as an amount  actually  distributed to such
          Interest Holder. An amount shall be considered withheld by the Company if remitted to a  governmental  agency  without regard to whether such remittance  occurs at the same time as the  distribution or allocation to which it relates provided, however that an amount actually withheld from a specific distribution or designated by the Managers as withheld from a specific  allocation  shall be treated as if distributed at the time such  distribution or allocation  occurs. To the extent operation of the  foregoing  provisions  of this  Section  4.4  would  create or increase a deficit  balance in an Interest  Holder's  Capital  Account
          (excluding  for this purpose any portion of such deficit  attributable to the  Interest  Holder's  share  of the  Company's  Minimum  Gain as determined under Section 1), the amount withheld shall be treated as a loan by the  Company  to such  Interest  Holder,  which  loan shall be payable  upon  demand and shall bear  interest  at a rate equal to the lowest rate that will not give rise to the  imputation  of  additional interest under applicable federal income tax rules. At the election of the  Managers,  the Company  shall be  entitled  to withhold  from any distributions  otherwise payable to an Interest Holder amounts owed to the Company by such  Interest  Holder under the terms of the preceding sentence.

4.5 Nonallocation of Distributions to Increases in Minimum Gain

          To  the  extent   permitted  under  Regulation   Section   1.704-2(h),
          distributions  to Interest Holders shall not be allocable to increases in the Company's  Minimum Gain. In general,  and except as provided in such  Regulation,  the  preceding  sentence is intended to ensure that reductions in an Interest  Holder's Capital Account balance  resulting from  distributions of money or other property to that Interest Holder are not reversed by the minimum gain chargeback  provisions of Section
          4.2.2.3.

4.6 Allocation of Liabilities

          Solely for purposes of determining  the Interest  Holders'  respective shares  of the  nonrecourse  liabilities  of the  Company  within  the meaning of Regulation  Section  1.752-3(a)(3),  each Interest Holder's interest in Company  Profit shall be equal to such  Interest  Holder's
          Percentage.

4.7 Liquidation and Dissolution

          4.7.1 Distributions.  If the Company is liquidated,  the assets of the
          Company  shall be  distributed  to the Interest  Holders in accordance with the positive balances in their respective Capital Accounts, after taking into account all  distributions  and  allocations  of Profit or
          Loss and  other  items of  income,  gain,  loss or  deduction  for the
          Company's taxable year during which liquidation occurs.  Distributions of the Interest  Holders  pursuant to this Section 4.7.1 shall be made in accordance with Regulation Section 1.704-1(b)(2)(ii)(b)(2).

          4.7.2 Negative Capital Accounts. No Interest Holder shall be obligated to restore a negative Capital Account balance.

4.8 General

          4.8.1 Except as otherwise  provided in this  Agreement,  the amount of
          all   distributions   shall  be   determined   by  the   Managers  and
          distributions  shall  be  made  as soon  as  practicable  following  a
          Manager's  determination.  The Members  acknowledge that no assurances can be given with respect to when or whether such  distributions  will be available to the Members.

          4.8.2 The Company  Assets may be  distributed  in kind to the Interest
          Holders,  and those  assets shall be valued on the basis of their fair market value.  The fair market value of the assets shall be determined by the Members.  In the case of  disagreement  among the  Members,  an independent  appraiser,  who shall be  selected  by a  Manager,  shall determine  the fair market value of the asset.  The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market  value,  and the Profit or Loss shall be  allocated to the Interest  Holders who  received  such  distributions  and shall be properly  credited or charged to the Capital  Accounts of the Interest
          Holders  prior  to the  distribution  of  the  assets  in  liquidation pursuant to Section 4.7.

          4.8.3 All Profit and Loss shall be  allocated,  and all  distributions shall be made to the  Persons  shown on the  records of the Company to have been Interest  Holders as of the last day of the taxable year for which the allocation or  distribution  is to be made.  Notwithstanding the  foregoing,  unless the Company's  taxable year is separated  into segments,  if there is a Transfer or an Involuntary  Withdrawal during the taxable year,  the Profit and Loss shall be allocated  between the original  Interest Holder and the successor on the basis of the number of days each was an Interest Holder during the taxable year; provided, however,  the Company's  taxable year shall be segregated  into two or more  segments  in order  to  account  for  Profit,  Loss or  proceeds attributable  to a Capital  Transaction or to any other  extraordinary non-recurring items of the Company.

          4.8.4 The  Managers  are  hereby  authorized,  upon the  advice of the
          Company's tax counsel, to amend this Article 4 to comply with the Code and the Regulations  promulgated under Code Section 704(b);  provided, however, that no amendment shall materially affect distributions to an
          Interest Holder without the Interest Holder's prior written consent.

5. Manager(s) and Management

5.1 Management

          5.1.1 Manager(s) and Appointment

          The Company shall be managed by the Manager(s), who may, but need not, be a Member.  Member  hereby  designates  Philip J.  Taylor,  David L.
          Wozny, Gill Howard and Bradley C. Arnett to serve as the Managers. The above  individuals  shall  serve as  Managers  until such  individuals resign or are  removed by the  Member(s);  provided,  however,  that a
          Manager  shall not be  permitted  to resign if such Manager is, at the time, the sole Manager,  unless and until a replacement  Manager shall be elected to serve as Manager.

          5.1.2 General Powers

          Each Manager  individually  shall have full,  exclusive,  and complete discretion,  power,  and authority,  subject in all cases to the other provisions of this Agreement and the  requirements  of applicable law, to manage, control,  administer,  and operate the business and affairs of the  Company  for the  Purposes  herein  stated,  and to  make  all decisions  affecting  such  business  and affairs,  including  without limitation, for Company purposes, the power to:

          (a)  acquire by purchase,  lease,  or otherwise,  any real or personal property, tangible or intangible;

          (b)  construct,  operate,  maintain,  finance and improve, and to own, sell,  convey,  assign,  mortgage,  or lease  any of the  Company
               Assets;

          (c)  enter  into  agreements  and  contracts  in  connection  with the
               Company's business;

          (d)  purchase  liability and other  insurance to protect the Company's properties and business;

          (e)  borrow money for and on behalf of the Company,  and,  execute any guaranty on behalf of a third party;

          (f)  execute or modify  agreements  or  contracts  with respect to any part or all of the Company's Assets;

          (g)  prepay, in whole or in part, refinance,  amend, modify, or extend any  mortgages  or deeds of trust  which may affect  any  Company
               Asset and, in connection therewith,  to execute for and on behalf of the Company any extensions, renewals, or modifications of such mortgages or deeds of trust;

          (h)  execute any and all other  instruments and documents which may be necessary or in the opinion of the Manager desirable to carry out the intent and purpose of this Agreement;

          (i)  make any and all  expenditures  which  the  Manager,  in its sole discretion, deems necessary or appropriate in connection with the management  of the affairs of the Company and the carrying out of
               its  obligations  and  responsibilities   under  this  Agreement,
               including,  without limitation,  all legal, accounting, and other related  expenses  incurred in connection with the  organization, financing, and operation of the Company;

          (j)  enter into any kind of activity necessary to, in connection with, or  incidental  to, the  accomplishment  of the  purposes  of the
               Company; and

          (k)  invest and reinvest Company reserves in short term instruments or money market funds

          5.1.3 Extraordinary Transactions

          (a)  Notwithstanding  anything to the contrary in this Agreement,  the
               Managers  shall not undertake  any of the  following  without the approval of the Members:

               (i)  any Capital Transaction;

               (ii) to lend,  assume or  guaranty  debt in excess of $100,000 in any one Fiscal Year;

               (iii)the admission of  additional  or  substitute  Members to the
                    Company;

               (iv) the Company engaging in business in any  jurisdiction  which does not provide for the  registration of limited  liability companies;

               (v)  to  authorize  any   expenditure   that  causes  the  annual
                    expenditure  budget to be exceeded by fifteen  percent (15%)
                    in any one Fiscal Year; and

               (vi) to provide loans to any Member; assume the debt of a Member;
                    guaranty  debt  of a  Member;  or  acceptance  of  any  loan provided by a Member.

          5.1.4 Limitation on Authority of Members

          (a)  No Member is an agent of the Company  solely by virtue of being a
               Member, and no Member has authority to act for the Company solely by virtue of being a Member.  Only the Managers are authorized to act for the Company,  and no Member has any  authority to act for the Company unless such Member is also a Manager.

          (b)  This Section 5.1.4 supersedes any authority granted to the Member pursuant to Section  18-402 of the Act.  Any Member who takes any action or binds the Company in violation  of this  Section  5.1.4 shall be solely  responsible for any loss or expense  incurred by the  Company  as a result of the  unauthorized  action  and shall indemnify and hold the Company  harmless with respect to the loss or expense.

          5.1.5 Removal of Manager

          The Members, at any time and from time to time and for any reason, may remove any Manager then acting and elect a new  Manager.  No action to remove a Manager  may be taken  without the  approval of  seventy-five percent (75%) of the Members.

5.2 Meetings of and Voting by Members

          5.2.1 A  meeting  of the  Members  may be  called  at any  time by the
          Managers  or by  those  Members  holding  at least a  majority  of the
          Percentages  then held by Members.  It shall not be necessary  for the
          Managers to call or to hold regular meetings of the Members.  Meetings of the  Members  shall  be held at the  Company's  principal  place of business or at any other place  designated  by the Person  calling the meeting.  Not less than seven (7) nor more than sixty (60) days before each meeting,  a Manager  shall give written  notice of the meeting to each Member  entitled to vote at the  meeting.  The notice shall state the time,  place,  and  purpose of the  meeting.  Notwithstanding  the foregoing provisions,  each Member who is entitled to notice may waive notice,  either before or after the meeting,  by executing a waiver of such  notice or if such  Member is present at the meeting in person or by proxy. At a meeting of Members,  the presence in person or by proxy
          of  Members  holding  Percentages,   which  aggregate  not  less  than
          sixty-seven  percent  (67%),  constitutes a quorum.  A Member may vote either in person or by  written  proxy  signed by the Member or by his duly authorized attorney-in-fact.

          5.2.2 Except as otherwise  provided in this  Agreement,  wherever this
          Agreement  requires the approval of the Members,  the affirmative vote of those Members  holding a majority or more of the  Percentages  then held by Member(s) shall be required to approve the matter.

          5.2.3 In lieu of holding a meeting,  the Members may vote or otherwise take  action by a written  instrument  indicating  the  consent of the
          Members  holding a majority  of the  Percentages  then held.  Any such approved action shall be effective immediately. The Company shall give prompt notice to all Members of any action approved by Members by less than unanimous consent.

          5.2.4  The  provisions  of this  Agreement  are  intended  to  replace completely  the  provisions  of the Act with  respect  to all  matters concerning  a Member's  voting  rights,  procedures  for  meetings  of
          Members, actions by Members without meetings, and the use of proxies.

5.3 Services and Duties of Members

          5.3.1 No Member  serving as a Manager shall be expected to devote his, her or its full  working  time and efforts to the business and affairs of the Company, and each shall only devote so much time and efforts as is reasonably  required for such  purposes.  The Managers shall devote such time to the  business  and affairs of the Company as is necessary to  carry  out the  Manager's  duties  set  forth  in this  Agreement.
          Managers  shall be reimbursed by the Company for  reasonable  business expenses  incurred  on behalf of the  company  and  within  guidelines established by the Members.

          5.3.2 No Member  other  than a Member  serving  as a Manager  shall be expected,  or entitled,  to work for the Company except with the prior written consent of the Managers.

          5.3.3 Except as otherwise expressly provided in Section 5.3.4, nothing in this Agreement shall be deemed to restrict in any way the rights of the Managers or any Member,  or to any Affiliate of any Manager or any
          Member, to conduct any other business or activity whatsoever,  and the
          Managers or any Member shall not be  accountable  to the Company or to any Member  with  respect to that  business  or  activity  even if the business  or  activity  competes  with  the  Company's  business.  The organization  of the  Company  shall  be  without  prejudice  to their respective  rights (or the rights of their  respective  Affiliates) to maintain, expand, or diversify such other interests and activities and to receive and enjoy profits or  compensation  therefrom.  Each Member waives  any  rights  the  Members  might  otherwise  have to  share or participate  in such other  interests or activities of the Managers or any other Member or any Manager's or Member's Affiliates.

          5.3.4 Each Member understands and acknowledges that the conduct of the
          Company's business may involve business dealings and undertakings with a Member and its Affiliates. In any of those cases, those dealings and undertakings  shall be at arm's length and on commercially  reasonable terms as determined by the Managers.

5.4 Liability and Indemnification

          5.4.1 The Managers shall not be liable,  responsible,  or accountable, in damages or  otherwise,  to any Member or to the Company for any act performed by the Managers within the scope of the authority  conferred on the Managers by this Agreement, except for fraud, gross negligence, willful misconduct, or an intentional breach of this Agreement.

          5.4.2 The Company  shall  indemnify the Managers for any act performed by the  Managers  within the scope of the  authority  conferred on the
          Managers  by this  Agreement,  unless  such  act is a  breach  of this
          Agreement,  or  constitutes  gross  negligence,  wilful or intentional misconduct, or a knowing violation of law.

5.5 Power of Attorney

          5.5.1 Grant of Power

          The Members  constitute  and appoint the Managers as the Members' true and lawful attorney-in-fact ("Attorney-in-Fact"),  and in the Members'
          name, place and stead, to make, execute, sign, acknowledge, and file:

          (a)  all  documents  (including   amendments  to  the  Certificate  of
               Formation)  which  the  Attorney-in-Fact   deems  appropriate  to
               reflect any amendment, change, or modification of this Agreement;

          (b)  any and all other  certificates or other instruments  required to be filed by the  Company  under the laws of the State of Delaware or  of  any  other  state  or  jurisdiction,  including,  without limitation,  any  certificate or other  instruments  necessary in order  for the  Company  to  continue  to  qualify  as a  limited liability company under the laws of the State of Delaware;

          (c)  one or more fictitious or trade name certificates; and

          (d)  all documents which may be required to dissolve and terminate the
               Company and to cancel its Certificate of Formation.

          5.5.2 Irrevocability

          The foregoing  power of attorney is irrevocable and is coupled with an interest,  and,  to the extent  permitted  by  applicable  law,  shall survive the death or disability of a Member. It also shall survive the
          Transfer of an Interest, except that if the transferee is approved for admission  as a Member,  this  power of  attorney  shall  survive  the delivery  of the  assignment  for the sole  purpose  of  enabling  the
          Attorney-in-Fact to execute, acknowledge and file any documents needed to  effectuate  the  substitution.  Each Member  shall be bound by any representations  made by the  Attorney-in-Fact  acting  in good  faith pursuant to this power of attorney,  and each Member hereby waives any and  all  defenses  which  may be  available  to  contest,  negate  or disaffirm the action of the Attorney-in-Fact taken in good faith under this power of attorney.  6. Transfer of Interests and  Withdrawals  of
          Members

6.1 Transfers

          6.1.1 The Members and Interest  Holders shall not trade or deal in any
          Membership  Interest  and  Interest  on  any  securities  exchange  or securities market.

          6.1.2 No Person may  Transfer all or any portion of or any interest or rights in the  Membership  Interest or Interest  unless the  following conditions "Conditions of Transfer") are satisfied:

          (a)  The  Transfer  will not  require  registration  of  Interests  or
               Membership Interests under any federal or state securities laws;

          (b)  The  transferee  delivers  to the  Company a  written  instrument agreeing to be bound by the terms of this Agreement.

          (c)  The Transfer  will not result in the  termination  of the Company pursuant to Code Section 708;

          (d)  The Transfer  will not result in the Company being subject to the
               Investment Company Act of 1940, as amended;

          (e)  The   transferor  or  the   transferee   delivers  the  following
               information  to  the  Company:  (i)  the  transferee's   taxpayer
               identification number and (ii) the transferee's initial tax basis in the Transferred Interest; and

          (f)  The  Transfer  will not result in the  Company  being  taxed as a corporation for purposes of federal or state income tax purposes.

          6.1.3 If the  Conditions of Transfer are  satisfied,  then a Member or
          Interest  Holder may  Transfer  all or any  portion  of that  Person's
          Interest.  The  Transfer of an Interest  pursuant to this  Section 6.1 shall not result,  however, in the Transfer of any of the transferor's other Membership Interest,  if any, and the transferee of the Interest shall have no right to: (i) become a Member without the consent of the
          Members  required by this  Agreement;  or (ii) exercise any Membership
          Interest other than those specifically  pertaining to the ownership of an Interest.

          6.1.4  The  Members  hereby  acknowledge  the  reasonableness  of  the prohibition contained in this Section 6.1 in view of the structure and purposes of the  Company.  The  Transfer of any  Membership  Rights or
          Interests in violation  of the  prohibition  contained in this Section
          6.1 shall be deemed invalid,  null and void, and of no force or effect except any Transfer mandated by operation of law that cannot be waived or varied by private  agreement and then only to the extent  necessary to give effect to such  Transfer by  operation  of law.  Any Person to whom a Membership  Interest or Interest is attempted to be transferred in violation of this Section  shall not be entitled to vote on matters coming  before  the  Members,  participate  in the  management  of the
          Company, act as an agent of the Company or have any other rights in or with respect to the Membership Interest.

          6.1.5 Right of First Offer

          (a)  If an Interest Holder (a "Transferor") desires to Transfer all or any  portion of, or any  interest or rights in, the  Transferor's
               Interest (the "Transferor Interest"), the Transferor shall notify the Company of that desire (the "Transfer Notice").  The Transfer
               Notice shall describe the Transferor Interest.  Each Member shall have the option (the  "Purchase  Option") to purchase  all of the
               Transferor  Interest for a price (the "Purchase  Price") equal to the amount the  Transferor  would  receive  if the  Company  were liquidated  and an  amount  equal  to  the  Appraised  Value  (as
               determined   pursuant  to  Section   6.4)  were   available   for
               distribution to the Members pursuant to Section 4.4.

          (b)  The Purchase Option shall be and remain  irrevocable for a period
               (the  "Transfer  Period")  ending at 11:59 P.M. local time at the
               Company's  principal office on the thirtieth (30th) day following the Transfer Notice is given to the Company.

          (c)  At any time during the Transfer Period,  each Member may elect to exercise  the  Purchase  Option by giving  written  notice of its election to the Transferor.  The Transferor shall not be deemed a
               Member for the  purpose of voting on whether  the  Company  shall elect to exercise the Purchase Option.

          (d)  If any  Member  elects  to  exercise  the  Purchase  Option,  the
               Member's  notice of its  election  shall fix a closing  date (the
               "Transfer  Closing  Date") for the  purchase,  which shall not be earlier  than  five (5) days  after  the  date of the  notice  of election or more than thirty  (30) days after the  expiration  of the Transfer Period.

          (e)  If a Member elects to exercise the Purchase Option,  the Purchase
               Price shall be paid in cash on the Transfer Closing Date.

          (f)  If  all  Members  fail  to  exercise  the  Purchase  Option,  the
               Transferor  shall be  permitted to offer and sell for a period of
               ninety  (90)  days  (the  "Free   Transfer   Period")  after  the
               expiration  of the  Transfer  Period at a price not less than the
               Purchase   Price.   If  the  Transferor  does  not  Transfer  the
               Transferor   Interest  within  the  Free  Transfer  Period,   the
               Transferor's  right to Transfer the Transferor  Interest pursuant to this Section shall cease and terminate.

          (g)  Any Transfer of the  Transferor  Interest made after the last day of the Free Transfer Period or without strict compliance with the terms, provisions and conditions of this Section and other terms, provisions,  and  conditions  of this  Agreement,  shall be null, void, and of no force or effect.

6.2 Voluntary Withdrawal Prohibited

          No  Members  shall  have the  right or  power  to  effect a  voluntary withdrawal  from the Company.  Any Member who  effectuates a voluntary withdrawal is in violation of this Agreement and shall not be entitled to receive the fair value of the  Member's  Interest as of the date of the voluntary  withdrawal as otherwise  provided by Section  18-604 of the Act.

6.3 Involuntary Withdrawal

          Immediately  upon the  occurrence of an  Involuntary  Withdrawal,  the affected  Member  shall cease to have a  Membership  Interest  and the
          Member's  Membership  Interest shall be  automatically  converted into just  an  Interest,  except  that  any  successor-in-interest  to  the
          Interest of a Member who has Involuntarily Withdrawn shall be entitled to exercise such of the Member's  rights as a Member as is required by the  operation  of law that  cannot be  waived  or  varied by  private agreement.

6.4 Appraised Value

          6.4.1 The term  "Appraised  Value"  means the  appraised  value of the equity of the Company's Assets as hereinafter provided. Within fifteen
          (15) days after demand by either one or the other, the Company and any
          Withdrawing Member, if applicable,  shall each appoint an appraiser to determine the value of the equity of the Company's  Assets. If the two appraisers agree upon the equity value of the Company's  Assets,  they shall jointly render a single  written  report stating that value.  If the two appraisers cannot agree upon the equity value of the Company's
          Assets,  they shall each  render a separate  written  report and shall appoint a third appraiser, who shall appraise the Company's Assets and determine the value of the equity therein,  and shall render a written report of his opinion thereon. Each party shall pay the fees and costs of the appraiser appointed by that party, and the fees and other costs of the third appraiser shall be shared equally by both parties.

          6.4.2 The equity value contained in the aforesaid joint written report or written report of the third appraiser, as the case may be, shall be the  Appraised  Value;  provided,  however,  that it the  value of the equity  contained in the  appraisal  report of the third  appraiser is more than the  higher of the first two  appraisals,  the higher of the first two appraisals shall govern; and provided,  further, that if the value of the equity  contained  in the  appraisal  report of the third appraiser  is less than the lower of the  first  two  appraisals,  the lower of the  first  two  appraisals  shall  govern.  7.  Dissolution,
          Liquidation, and Termination of the Company

7.1 Events of Dissolution

          The  Company  shall  be  dissolved  upon the  happening  of any of the following events:

          7.1.1 on the date fixed for its termination in Section 2.4;

          7.1.2 upon the decision by the Company to dissolve, as approved by the unanimous  agreement  of  every  Member  without  the  consent  of the
          Managers;

          7.1.3 upon the  occurrence of an  Involuntary  Withdrawal of a Member, unless  the  remaining  Members,  within  ninety  (90) days  after the
          occurrence  of  the  Involuntary  Withdrawal,   unanimously  elect  to
          continue  the  business of the  Company  pursuant to the terms of this
          Agreement; or

          7.1.4 by  operation  of law that cannot be waived or varied by private agreement.

7.2 Procedure for Winding Up and Dissolution

          If the Company is dissolved,  the Managers  shall wind up its affairs.
          If there shall be no Manager or the Managers are unable or unavailable to perform these duties, then the Members shall elect a Person to wind up the  affairs of the  Company.  On winding  up of the  Company,  the assets of the Company shall be distributed, first, to creditors of the
          Company including Interest Holders who are creditors,  in satisfaction of the liabilities of the Company, and then to the Interest Holders in accordance with this Agreement.

7.3 Filing of Certificate of Cancellation

          Upon  completion of the winding up of the affairs of the Company,  the
          Managers shall promptly file a Certificate  of  Cancellation  with the
          Secretary of State.  If there is no Manager,  then the  Certificate of
          Cancellation shall be filed by the Members or by the last Person to be a Member or by the legal or personal representatives of the Person who last was a Member.

8. Books, Records, Accounting, and Tax Elections

8.1 Bank Accounts

          All funds of the  Company  shall be  deposited  in a bank  account  or accounts  opened and  maintained in the Company's  name.  The Managers shall  determine the institution or institutions at which the accounts will be opened and maintained,  the types of accounts, and the Persons who will have  authority  with  respect to the  accounts and the funds therein.

8.2 Books and Records

          8.2.1  The  Managers  shall  keep or  cause  to be kept  complete  and accurate books and records of the Company and supporting documentation of the  transactions  with  respect to the  conduct  of the  Company's business at the  Company's  principal  executive  office.  The records
          shall  include,   but  not  be  limited  to,   complete  and  accurate
          information   regarding  the  state  of  the  business  and  financial
          condition of the Company,  a copy of the  Certificate of Formation and
          Limited   Liability  Company  Agreement  and  all  amendments  to  the
          Certificate of Formation and the Limited Liability Company  Agreement;
          a current  list of the names and last known  business,  residence,  or mailing addresses of each Member; and the Company's federal, state, or local tax  returns  and  reports,  if any,  for the six(6) most recent taxable years; internal books and records for the current and three(3)
          most recent  years;  a true copy of relevant  records  indicating  the amount,  cost,  and  value of all  property  which the  Company  owns, claims, possesses, or controls.

          8.2.2 The books and records shall be maintained on the accrual  method of  accounting  in accordance  with the  requirements  of the Code and
          Regulation  Section 1.704-1(b) and shall be available at the Company's principal  office for  examination  by any Member or the Member's duly authorized  representative  at any and  all  reasonable  times  during normal  business  hours for any  purpose  reasonably  related  to such
          Member's interest as a Member of the Company.

8.3 A Member has the right upon reasonable request, and for purposes reasonably related to the interest of the Member in the Company, to do the following:

          8.3.1 to inspect  and copy  during  normal  business  hours any of the records required to be maintained by the Company under this Agreement;

          8.3.2 to obtain from the Company promptly after becoming available,  a copy  of  the  Company's  federal,  state  and  local  income  tax  or information returns for each year;

          8.3.3 the Managers shall promptly furnish to the requesting Member (i)
          a copy  of any  amendment  to the  Certificate  of  Formation  or this
          Agreement pursuant to a power of attorney from the Members provided in
          Section 5.5.1,  and (ii) a copy of this  Agreement,  at the expense of the Company,  upon the reasonable  request of the Member for a purpose reasonably related to the interest of the Member in the Company; and

          8.3.4  unless  otherwise  provided in this  Agreement,  a Member shall reimburse  the  Company  for all costs and  expenses  incurred  by the
          Company in connection with the Member's  inspection and copying of the
          Company's books and records.

8.4 Annual Accounting Period

          The annual accounting period of the Company shall be its taxable year.
          The  Company's  taxable  year shall  begin on  January  1st and end on
          December 31st.

8.5 Tax Matters Partner

          Cinergy Global Chandler I, Inc., a Delaware corporation,  shall be the
          Company's tax matters  partner (the "Tax Matters  Partner") under Code
          Section  6231.  The Tax  Matters  Partner  shall  have all  powers and responsibilities  provided  in Code  Section  6221,  et  seq.  The Tax
          Matters  Partner shall keep every Member  informed of all notices from government  taxing  authorities  that may come to the attention of the
          Tax Matters Partner.  The Company shall pay and be responsible for all reasonable  third-party costs and expenses incurred by the Tax Matters
          Partner in performing  those duties. A Member shall be responsible for any costs  incurred  by the  Member  with  respect to any tax audit or tax-related  administrative or judicial proceeding against any Member, even though it relates to the Company. The Tax Matters Partner may not compromise any dispute with the Internal  Revenue  Service without the approval of the Member.

8.6 Tax Elections

          The Tax Matters  Partner  shall have the authority to make all Company elections  permitted under the Code,  including,  without  limitation, elections of methods of depreciation  and elections under Code Section
          754. The decision to make or not make an election  shall be at the Tax
          Matters  Partner's  sole and absolute  discretion,  subject to the Tax
          Matters  Partner's  obligations  to act in the  best  interest  of the
          Company and its Members.

8.7 Title to Company Assets

          All  real and  personal  property  acquired  by the  Company  shall be acquired and held by the Company in its name.

9. General Provisions

          9.1 Assurances

          The Members shall execute all such  certificates  and other  documents and shall do all such filing, recording, publishing, and other acts as the Managers deem  appropriate to comply with the  requirements of law for the  formation and operation of the Company and to comply with any laws, rules and regulations relating to the acquisition,  operation or holding of the property of the Company.

9.2 Notifications

          Any notice, demand, consent,  election,  offer, approval,  request, or other  communication  (collectively a "notice")  required or permitted
          under  this  Agreement  must  be  in  writing  and  either   delivered
          personally or sent by certified or registered  mail,  postage prepaid, return  receipt  requested.  Any notice to be given  hereunder  by the
          Company shall be given by the Managers.  A notice must be addressed to an Interest Holder at the Interest  Holder's last known address on the records of the  Company.  All notices to the Company must be addressed to the Company's  principal office with a copy to Cinergy Global Power
          Services  Limited,  at Cinergy  House,  Ryon Hill Park,  Warwick Road,
          Stratford-upon-Avon,  Warwickshire,  United Kingdom, CV37 0UU, Tel: 44
          1789 200 100, Fax: 44 1789 200 101.

          A  notice  delivered   personally  will  be  deemed  given  only  when
          acknowledged  in  writing  by the  person to whom it is  delivered.  A notice that is sent by mail will be deemed  given  three (3)  business days after it is mailed. Any party may designate,  by notice to all of the others,  substitute  addresses or  addressees  for  notices;  and, thereafter,  notices are to be directed to those substitute  addresses or addressees.

9.3 Complete Agreement

          This Agreement constitutes the complete and exclusive statement of the agreement by the  Member(s).  It supersedes all prior written and oral statements, including any prior representation,  statement, condition, or  warranty.  Except as expressly  provided  otherwise  herein,  this
          Agreement may not be amended without the written consent of all of the
          Member(s).

9.4 Governing Law and Jurisdiction

          All questions concerning the construction, validity and interpretation of this Agreement and the  performance of the  obligations  imposed by this  Agreement  shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

9.5 Section Titles

          The headings herein are inserted as a matter of convenience  only, and do not define,  limit,  or describe the scope of this Agreement or the intent of the provisions hereof.

9.6 Binding Provisions

          This  Agreement  is binding  upon,  and inures to the  benefit of, the parties hereto and their respective heirs, executors,  administrators, personal and legal representatives, successors, and permitted assigns.

9.7 Terms

          Common nouns and pronouns  shall be deemed to refer to the  masculine, feminine,  neuter, singular, and plural, as the identity of the Person may in the context require.

9.8 Severability of Provisions

          If for any reason,  any provision or provisions  herein are determined to be  invalid  and  contrary  to any  existing  or future  law,  such invalidity  shall not impair the operation of or affect those portions of this Agreement which are valid.

9.9 Counterparts

          This  Agreement  may  be  executed   simultaneously  in  two  or  more
          counterparts,  each of which shall be deemed an  original,  and all of which, when taken together,  constitute one and the same document. The signature of any party to any counterpart  shall be deemed a signature to, and may be appended to, any other counterparty.

IN WITNESS  WHEREOF,  the Member has  executed,  or caused this  Agreement to be executed  as of the date  set  forth  hereinabove  with  the  intent  that it be effective as of the Effective Date.

MEMBER:

Cinergy Global Chandler I, Inc.
a Delaware corporation

By: __________________________
Name:  John Bryant
Title:    President

                                   Exhibit - A
                                       to

            Amended and Restated Limited Liability Company Agreement
                                       of
                           Chandler Wind Partners, LLC

Name, Address and Taxpayer I.D. Number                               Percentages
Cinergy Global Chandler I, Inc.                                         100%
139 East Fourth Street
Cincinnati, Ohio 45202

Tax I.D.:

Effective as of the Effective Date:

Approved by Manager:  __________________________________

                                   Exhibit - B

            Amended and Restated Limited Liability Company Agreement

                                       of
                           Chandler Wind Partners, LLC

                              AMENDED AND RESTATED

                            CERTIFICATE OF FORMATION

                                       OF

                           Chandler Wind Partners, LLC

     This  Amended and  Restated  Certificate  of  Formation  of  Chandler  Wind
Partners,  LLC, a Delaware limited liability company,  formed on March 19, 1998, was duly  executed and is being filed in accordance  with Section  18-208 of the
Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company is Chandler Wind Partners, LLC.

SECOND: The  registered  agent of the  Company  in the State of  Delaware  is CT
     Corporation Trust Company,  Corporation  Trust Center,  1209 Orange Street,
     Wilmington,  County of New Castle,  Delaware  19801, or such other agent as determined by the Managers.

THIRD: The limited  liability company shall continue in existence on a perpetual basis unless  dissolved  pursuant to company's  limited  liability  company agreement.

     IN WITNESS  WHEREOF,  the  undersigned  has executed  this  Certificate  of
Amendment of Chandler Wind Partners, LLC effective as of _____________, 2002.

                  By:  ________________________________
                  Name:   Bradley C. Arnett
                          Title: Manager for Chandler Wind Partners, LLC